Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement, dated as of July 2, 2024 (this “Agreement”), is by and between Nano Dimension Ltd., an Israeli company (“Nano”), and the undersigned stockholder (the “Stockholder”) of Desktop Metal, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not defined shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Nano, the Company and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the Merger as a direct wholly owned subsidiary of Nano;

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of, has the sole right to dispose of, and has the sole right to vote the number of shares of Company Common Stock set forth below the Stockholder’s signature on the signature page hereto (the “Shares”);

WHEREAS, receiving the Company Stockholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Nano to enter into the Merger Agreement and incur the obligations therein, Nano has required that the Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote; Restrictions on Transfers.

(a) Agreement to Vote the Shares. The Stockholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in any other circumstances upon which a vote, consent or other approval of stockholders is sought, the Stockholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted, including by proxy or by delivering a written consent, all of the Shares, (A) in favor of the approval and adoption of the Merger Agreement, (B) against any Acquisition Proposal, without regard to any recommendation to the stockholders of the Company by the Company Board concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (C) against any amendment to the Company Certificate of Incorporation or the bylaws of the Company that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger, (D) in favor of any proposal to adjourn or postpone any such meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve and adopt the Merger Agreement and (E) against any action, agreement, transaction or proposal that would reasonably be expected to result in a material breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger.

(b) Restrictions on Transfers. The Stockholder hereby agrees that, during the term of this Agreement, the Stockholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of any Shares, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”) other than any Transfer of Shares (A) (i) to any Affiliate of the Stockholder, (ii) as a bona fide gift or gifts, (iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of the Stockholder or trusts for the benefit thereof, or (iv) by operation of law and (B) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the earlier of the receipt of the Company Stockholder Approval and the Expiration Time, to the Company in order to satisfy any required withholding taxes applicable upon such vesting or exercise of such Company Equity Awards; provided, that, prior to and as a condition to the effectiveness of any Transfer described in clause (A)(i), (A)(ii) or (A)(iii) above, such transferee executes a joinder to this Agreement, in a form reasonably acceptable to Nano, pursuant to which such transferee agrees to become a party to this Agreement and be subject to all of the restrictions and obligations applicable to the Stockholder and otherwise become a party for all purposes of this Agreement to the extent relating to such transferred Shares. Any Transfer in violation of this Section 1(b) shall be null and void. The Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting and Transfer of the Shares.

(c) Transfer of Voting Rights. The Stockholder hereby agrees that, prior to the earlier of the receipt of the Company Stockholder Approval and the Expiration Time, the Stockholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement with any Person to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares owned by the Stockholder.

(d) Acquired Shares. Any shares of Company Common Stock or other voting securities of the Company with respect to which beneficial ownership is acquired by the Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such securities or upon exercise or conversion of any securities of the Company, if any, after the execution hereof shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof.

Section 2. Non-Solicit. The Stockholder shall not, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any Person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person relating to any Acquisition Proposal (except to disclose the existence of the provisions of this Section), or (iv) recommend or endorse an Acquisition Proposal or publicly disclose its intention to do so. For the avoidance of doubt, nothing contained herein shall prohibit the Stockholder, in his or her capacity as a member of the Company Board, from taking any action in such capacity to the extent such action is permitted by the Merger Agreement.

Section 3. Representations and Warranties of the Stockholder.

(a) Representations and Warranties. The Stockholder represents and warrants to Nano as follows:

(i) Power and Authority; Consents. The Stockholder has the requisite capacity and authority to enter into and perform the Stockholder’s obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby.

(ii) Due Authorization. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Nano, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iii) Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default or breach under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder or the Stockholder’s property or assets is bound, or any statute, rule or regulation to which the Stockholder or the Stockholder’s property or assets is subject. The Stockholder has not appointed or granted a proxy or power of attorney to any Person with respect to any Shares that remains in effect. Except for this Agreement, the Stockholder is not a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares.

(iv) Ownership of Shares. Except for restrictions in favor of Nano pursuant to this Agreement and transfer restrictions of general applicability as may be provided under applicable securities Laws, the Stockholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, and has sole voting power and sole power of disposition with respect to the Shares with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, and no Person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Shares. Stockholder does not own any options, equity awards, warrants, or equity interests or shares of the Company other than the Shares. As of the date hereof, the number of the Shares is set forth below the Stockholder’s signature on the signature page hereto.

(v) Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other Person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Nano of its rights under this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(vi) The Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares.

(vii) The Shareholder hereby authorizes Nano to maintain a copy of this Agreement at either the executive office or the registered office of Nano.

(viii) Reliance. The Stockholder understands and acknowledges that Nano is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties and undertakings of the Stockholder contained herein.

Section 4. Termination. This Agreement will terminate upon the earlier of (a) the Effective Time, (b) the date of termination of the Merger Agreement in accordance with its terms and (c) the written agreement of the Stockholder and Nano (the “Expiration Time”); provided that this Section 4 and Section 5 shall survive the Expiration Time indefinitely. Upon the termination or expiration of this Agreement, all obligations of the parties under this Agreement will terminate without any liability or other obligation on the part of any party to this Agreement to any Person with respect to this Agreement or the transactions contemplated by this Agreement, and no party to this Agreement shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter of this Agreement; provided, however, that no such termination or expiration shall relieve any party hereto from any liability for any intentional breach of this Agreement or fraud occurring prior to such termination.

Section 5. Miscellaneous.

(a) Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email (without receiving a failure of delivery message in return) or, to the extent not delivered on a Business Day during business hours, on the next Business Day, (ii) on the fifth Business Day after dispatch by registered or certified mail, or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

(i)	If to Nano, to:

Nano Dimension Ltd.
2 Ilan Ramon
Ness Ziona
7403635
Israel
Email:
Attention: Zivi Nedivi

with copies (which shall not constitute notice) to:

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
HaArba’a Towers - 28 HaArba’a St.
North Tower, 35th floor
Tel-Aviv, Israel 6473925
Email: ohareven@sullivanlaw.com
Attention: Oded Har-Even

and

Greenberg Traurig LLP
401 East Las Olas Boulevard
Suite 2000
Ft. Lauderdale, Florida
Email: marchb@gtlaw.com and perezf@gtlaw.com
Attention: Bruce March and Flora Perez

(ii)	If to the Stockholder, to:

[Name]
[Address]
Email: [Email]

(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(e) Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(f) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(i) Specific Performance; Remedies Cumulative. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by the Stockholder in accordance with the terms hereof and, accordingly, that Nano shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Nano may be entitled at law or in equity, including without limitations, (a) the Stockholder’s obligations to vote Stockholder’s Shares as provided in this Agreement, without proof of damages, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and Stockholder acknowledges that without these rights, Nano would not have entered into this Agreement. The Stockholder hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. Stockholder agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that Nano has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 5(l) in the manner provided for notices in Section 5(b). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(m) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(n) Headings. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(o) Counterparts. This Agreement may be executed by facsimile or other electronic transmission means (including, without limitation, any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com)) and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

NANO DIMENSIONS LTD.

By:
	Name:	Yoav Stern
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDER:

Number of shares of Company Common Stock:

Address:

[Signature Page to Voting and Support Agreement]